EXHIBIT 10(a)


                         RELEASE AND WAIVER AGREEMENT



     This Release and Waiver Agreement ("Agreement") is between Robert L. Moles and Jacobson Stores Inc. and all past, present and future subsidiaries and affiliates of Jacobson Stores Inc.(individually and collectively referred to as ("the Company").


     1. Complete Release. In consideration for $67,500.00 in severance pay, $5,192.31 in unused vacation and continued health and dental coverage through March 16, 1998 (at my normal contribution rate), which I agree is sufficient consideration and is in excess of anything of value to which I am otherwise entitled, including any earned wages or benefits due and owing me, I release, waive, and fully discharge the Company and all present and former employees, officers, directors, shareholders, and agents of the Company, from any and all charges, causes of action, damages, claims or demands, whether known or unknown at this time, arising out of, connected with, or based on my employment and separation from employment with the Company, including, but not limited to, those based on contract, personal injury, tort, common law, employment discrimination, the Age Discrimination in Employment Act of 1967 (as amended)("ADEA") and any and all other federal, state or local laws or ordinances.


     2. Other Consideration. I agree that upon execution of this Agreement I will use all reasonable efforts to find similar employment comparable in wages to that which I had immediately prior to my termination from the Company. In the event that, within twenty-six (26) weeks from September 16, 1997, I am not employed nor have I been employed during that period in a position (1) comparable in wages to that which I had immediately prior to my termination from the Company; or (2) which compensates me for at least 75% of the wages that I received from the Company immediately prior to my termination, then the Company will pay me within two (2) weeks of the expiration of the 26 week period an additional $33,750 less all applicable payroll deductions; and will extend my medical and dental coverage (at my normal contribution rate) for an additional three (3) months.

I further agree that prior to this additional payment I will, upon request of the Company, provide a full and detailed oral and/or written report concerning (1) my efforts to find comparable employment; and/or (2) the wages I then receive, or received at anytime during the 26 week period.


     3. Non-Release of Future Claims. This Agreement does not waive or release any rights or claims that I may have under the ADEA which arise after the date I sign this Agreement.


     4. 21 Day Period for Review and Consideration of Agreement. I understand that I have been given a period of at least 21 days to review and consider this Agreement before signing it.


     5. Encouragement to Consult with Attorney. I acknowledge that I have been advised in writing to consult with an attorney before signing this Agreement.










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     6. Employee's Right to Revoke Agreement. I may revoke this Agreement for a period of seven (7) calendar days after signing it. This Agreement is not effective or enforceable until this revocation period has expired. I understand that any revocation to be effective must be in writing and either:
(1) post-marked within seven (7) days of execution of this Agreement and addressed to the Vice President, Personnel, Jacobson Stores Inc., 3333
Sargent Road, Jackson, Michigan 49201; or (2) hand delivered within seven (7) days of execution of this Agreement to the Vice President, Personnel, Jacobson Stores Inc,. 3333 Sargent Road, Jackson, Michigan 49201. I understand that if revocation is made by mail, mailing by certified mail, return receipt requested, is recommended to show proof of mailing. If I revoke this Agreement it shall not be effective or enforceable and I will not receive the consideration set forth in Paragraph 1 above.


     7. Entire Agreement. I agree no oral or written statements have been made by the Company which vary the terms of this Agreement and that this constitutes the entire agreement between myself and the Company.


     8. Voluntary Agreement. I acknowledge that I have read this Agreement, understand its term and its binding effect, and am acting voluntarily and of my own free will in signing it.


                                                        Robert L. Moles
                                                      --------------------
WITNESS                                               Employee(Print Name)


 /s/ Yvonne M. Harrington                               /s/ Robert L. Moles
-------------------------                             ---------------------
                                                      Employee (Signature)



THE COMPANY                                             October 7, 1997
                                                      ---------------------
    By:   James K. Delaney                            Dated
         --------------------------------

  Its:    Vice President, Personnel                                09/16/97